Exhibit 10.2

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”), is dated September 5, 2006, and relates to that certain Receivables Funding and Administration Agreement, dated as of November 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Funding Agreement”), among Vertis Receivables II, LLC, a Delaware limited liability company (“Borrower”), the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), General Electric Capital Corporation, a Delaware corporation, as administrative agent for the Lenders (the “Administrative Agent”), and is hereby made by Borrower, the Administrative Agent, and the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Funding Agreement.

W I T N E S S E T H:

WHEREAS, Borrower has advised the Lenders and the Administrative Agent that Webcraft, LLC, a Delaware limited liability company (“Webcraft”) has agreed to sell certain assets used in the development, marketing, sale and production of multi-sensory sampling devices and renditions, including, without limitation, fragrance, cosmetics and toiletries-related sampling, labels, scent strips and single use packaging for fragrances, cosmetics and toiletries (which business is hereinafter referred to as the “Fragrance Business”) pursuant to that certain Asset Purchase Agreement (the “FB Purchase Agreement”) among Vertis, Inc., a Delaware corporation (“Vertis”) and Webcraft as “Seller” thereunder and Spice Acquisition Corp., a Delaware corporation (the “FB Purchaser”), dated September 5, 2006 (the transactions relating thereto, the “Sale Transaction”);

WHEREAS, prior to the date hereof, and continuing until the “Closing Date” (as defined in the FB Purchase Agreement), Webcraft has sold and will continue to sell Receivables arising out of the Fragrance Business to Borrower (the “FB Receivables”) and after the Closing Date will continue to sell Receivables (other than those arising out of the Fragrance Business) as provided in the Related Documents;

WHEREAS, the parties hereto have agreed as follows:

(a)           contemporaneously with the effectiveness of the Sale Transaction, all Transferred Receivables constituting FB Receivables shall no longer constitute “Eligible Receivables”;

(b)           as a result of the foregoing, a Funding Excess shall exist and Borrower shall be required to pay the amount of such Funding Excess in cash to Administrative Agent pursuant to Section 2.08(b) and 2.08(d);

(c)           if such Funding Excess is not paid as and when required pursuant to Section 2.08(b) and 2.08(d), then Administrative Agent has the authority pursuant to Section 9.01(b) to direct the sale of the FB Receivables; and

(d)           in order to effectuate the provisions of the Funding Agreement and Related Documents and the orderly disposition of Transferred Receivables as required to repay the Loans, notwithstanding any timing differentials between the occurrence of the foregoing pursuant to the Funding Agreement, the Administrative Agent and the Lenders shall on the Effective Date (as defined in Section 3 below), direct the sale of the FB Receivables to the FB Purchaser by the Borrower, and the Borrower will effectuate such sale by the execution and delivery of a quit-claim assignment agreement with the FB Purchaser in form and substance satisfactory to Administrative Agent (a copy of which is attached hereto as Exhibit A, the “FB Quitclaim”, such quit-claim transaction, the “Quitclaim Transaction”);

WHEREAS, subject to the terms and conditions set forth herein, in connection with the consummation of the Sale Transaction and the Quitclaim Transaction, the Administrative Agent  and Lenders have agreed to consent to the Quitclaim Transaction;

WHEREAS, the Administrative Agent, the Lenders, and Borrower are willing to amend the Funding Agreement to reflect the foregoing and grant the requested consent on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

1.             Consent and Amendments as of Effective Date.  As of the “Effective Date” (as defined in Section 3 below):

(a)           All Transferred Receivables constituting FB Receivables shall no longer be deemed “Eligible Receivables”.

(b)           The Administrative Agent and the Lenders hereby direct, and consent to, the Quitclaim Transaction, and Borrower shall enter into the Quitclaim Transaction and use the proceeds thereof to pay on the Effective Date any Funding Excess resulting from the amendment described in clause (a) above.

(c)           Any collections received in a Lockbox, Collection Account or Concentration Account with respect to FB Receivables on and after the Effective Date shall be deemed “Unrelated Amounts”. Borrower shall identify to Administrative Agent such Unrelated Amounts within one Business Day of deposit therein, and Administrative Agent agrees that upon such notice Administrative Agent shall (i) until the 90th day after the Effective Date, remit such amounts to the FB Purchaser as directed by Servicer and (ii) after the 90th day after the Effective Date, address such Unrelated Amounts as otherwise provided in the Related Documents.

(d)           No later than 5:00 p.m. (New York time) on each Tuesday, Borrower shall deliver a report identifying any collections received by Borrower, Webcraft, any other Originator or Servicer from FB Receivables during the previous calendar week (including a total of such amounts identified pursuant to clause (c) above), prepared as of the last day of such week.

(e)           On each Settlement Date until the 90th day after the Closing Date, Borrower shall provide (or cause Servicer to so provide) a written report to

Administrative Agent certifying that no collections from FB Receivables have been remitted to the Agent Account about which Administrative Agent has not been advised.

(f)            Borrower agrees that it will, on or before the close of business on the fifth Business Day after the “Closing Date” (as defined in the FB Purchase Agreement), cause Servicer to send written notice to each Obligor of FB Receivables to remit payment to a deposit account other than a Collection Account or Concentration Account (and a lockbox other than a Lockbox) and a Person other than Borrower, Servicer and Webcraft. Should notwithstanding such instructions any collections from FB Receivables be remitted to Servicer, Webcraft, Borrower, any Originator, any Collection Account, Concentration Account or Lockbox, Borrower shall exercise commercially reasonable efforts to cause FB Purchaser to renotify such Obligors regarding the proper direction of payments. The parties hereto agree that a failure to send such notices by the date set forth in the first sentence of this clause (f) shall not be subject to any grace period set forth in Section 8.01 of the Funding Agreement.

(g)           The Administrative Agent, on behalf of the Lenders, hereby releases all security interests with respect to all of the Administrative Agent’s right, title and interest in and to the FB Receivables.

2.             Representations and Warranties. As of the Effective Date, Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) all of the representations and warranties of such Person in the Related Documents are true and correct in all material respects on and as of such date as though made to each such Person on and as of such date (other than representations and warranties which expressly speak as of a different date, which representations shall be made only on such date), (ii) each of the recitals accurately describes the transactions described therein in all respects, and (iii) as of such date, no Incipient Termination Event, Termination Event, Incipient Servicer Termination Event or Event of Servicer Termination Event has occurred and is continuing (it being agreed and understood by all parties that the Sale Transaction, Quitclaim Transaction and any Funding Excess created thereby but remedied in accordance with Section 3(c) below do not constitute any of the foregoing types of events).

3.             Effective Date.  The “Effective Date” shall occur upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received counterparts hereof executed by each Person for which a signature block is attached hereto.

(b)           Each of the representations and warranties contained in this Amendment which speaks as of the Effective Date shall be true and correct in all respects on and as of the Effective Date.

(c)           Borrower shall have delivered to the Administrative Agent on or prior to the Effective Date a Daily Report giving pro forma effect to the foregoing amendment and consent, and from the amount received from the proceeds of the Quitclaim Transaction, Borrower shall have paid to the Administrative Agent, in immediately available funds, an amount equal to the amount, if any, of Funding Excess created by the foregoing amendment and consent.

(d)           The Administrative Agent shall have received an execution copy of the FB Purchase Agreement and the FB Quitclaim executed and delivered by all parties thereto in form and substance reasonably satisfactory to Administrative Agent.

(e)           The “Closing Date” pursuant to the FB Purchase Agreement shall have occurred, and the Sale Transaction and the Quitclaim Transaction shall have been consummated.

4.             Reference to and Effect on the Related Documents.

(a)           As applicable, on and after the Effective Date, each reference in the Funding Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Related Documents to the Funding Agreement, shall mean and be a reference to the Funding Agreement as modified hereby.

(b)           Except as specifically amended or consented to above, all of the terms of the Funding Agreement and all other Related Documents remain unchanged and in full force and effect.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or of Administrative Agent under any of the Related Documents, nor constitute an amendment, other than as set forth herein, or waiver of any provision of any of the Related Documents, nor obligate any Lender or Administrative Agent to agree to similar consents in the future.

(d)           This Amendment shall constitute a Related Document.

5.             Costs and Expenses.  Borrower agrees to pay upon demand in accordance with the terms of Section 12.04 of the Funding Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, expenses and disbursements of Sidley Austin LLP, counsel for the Administrative Agent with respect to any of the foregoing.

6.             Miscellaneous.  The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered by facsimile shall be an original, but all of which shall together constitute one and the same instrument.

8.             GOVERNING LAW.  THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE

GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

*	*	*

IN WITNESS WHEREOF, Borrower, the Administrative Agent, and the Lenders, have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

VERTIS RECEIVABLES II, LLC
as the Borrower

By:	/s/ John V. Howard, Jr.
	Name:	John V. Howard, Jr.
	Title:	Secretary

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent

	By:	/s/ Susan Timmerman
Name: Susan Timmerman
Duly Authorized Signatory

Commitment: $130,000,000	GENERAL ELECTRIC CAPITAL CORPORATION
as the Lender and Swing Line Lender

	By:	/s/ Susan Timmerman
Name: Susan Timmerman
Duly Authorized Signatory

ACKNOWLEDGED & AGREED:

VERTIS, INC.
as Servicer

	By:	/s/ John V. Howard, Jr.
		Name:	John V. Howard, Jr.
		Title:	Secretary

Exhibit A

Quitclaim Agreement

SEE ATTACHED